VOTE BY PHONE CONFIRMATION LETTER
(WRITTEN)

VOTE CONFIRMATION

(Shareholder name & address of record)

PUTNAM MANAGED MUNICIPAL INCOME TRUST
Meeting of Shareholders October 3, 1996
Account:
Shares:

Votes Received: (list proposal as on proxy card)

(FOR) (AGAINST) (ABSTAIN)

Dear Shareholder:

In connection with the above-referenced Meeting of Shareholders, this notice will confirm that your [common or preferred] shares have been voted as indicated in accordance with your telephone instructions. If any of the information is incorrect, please call 1-800-735-3428 immediately, and in any event no later than 5:00 P.M. Eastern Daylight Time on October 2, 1996.

Thank you for your cooperation.

Very truly yours,
(Solicitation Agent)




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